UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 1, 2008 (September 29, 2008)

GEORGIA GULF CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-09753	58-1563799
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

115 Perimeter Center Place, Suite 460, Atlanta, GA		30346
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:  (770) 395 - 4500

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐        Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐        Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐        Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐        Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 1.01               Entry into a Material Definitive Agreement.

Georgia Gulf Corporation (the “Company”) entered into a fourth supplemental indenture to the indenture dated as of December 3, 2003, among the Company, the subsidiary guarantors named therein, and U.S. Bank National Association (as successor to SunTrust Bank), as trustee, as amended, on September 29, 2008 (the “Fourth Supplemental Indenture”).  The amendments contained in the Fourth Supplemental Indenture were approved by the holders of a majority of the 7 1/8% senior notes due 2013 (the “notes”) through a consent solicitation as contemplated by the settlement agreement between the Company and certain holders of the notes (as described in the Company’s Form 8-K filed July 15, 2008).

The Fourth Supplemental Indenture amended certain covenants contained in the indenture governing the notes to conform those covenants to the covenants contained in the indenture for the Company’s other senior notes.  The amendments, among other things:

•      added to the events of default under the indenture, the Company’s failure to comply with the covenants regarding restricted payments and incurrence of indebtedness and issuance of preferred stock contained in the indenture, dated as of October 3, 2006, in respect of the Company’s 9.5% senior notes due 2014 (the “2006 indenture”) and deleted from the events of default under the indenture, the Company’s failure to comply with the covenants regarding limitation on indebtedness and limitation on restricted payments;

•      amended the merger and consolidation covenant which requires that the Company’s successor in such a transaction be able to incur additional debt to refer to the debt incurrence covenant of the 2006 indenture, thereby permitting the Company to engage in such a transaction that could potentially result in a successor with greater indebtedness than was previously allowed under the indenture; and

•      amended other provisions of the indenture necessary to give effect to the above.

In addition to agreeing to the Fourth Supplemental Indenture, the consenting holders also agreed to waive any defaults or events of default under the indenture that existed as of the effective date of the amendments, subject to certain exceptions.

The foregoing description of the Fourth Supplemental Indenture does not purport to be complete and is qualified in its entirety by the full text of that agreement, which is filed as exhibit 10.1 and incorporated herein by reference.

Item 9.01               Financial Statements and Exhibits.

(d)           Exhibits.

Number	Exhibit

10.1

Fourth Supplemental Indenture, dated September 29, 2008, to the Indenture, among the Company, the subsidiary guarantors named therein, and U.S. Bank National Association (as successor to SunTrust Bank), as trustee, dated December 3, 2003, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GEORGIA GULF CORPORATION

	By:	/s/ Joel I. Beerman
	Name:	Joel I. Beerman
	Title:	Vice President, General Counsel and Secretary

Date: October 1, 2008